REAL ESTATE PURCHASE AGREEMENT

PARTIES: Cimarron Enterprises, Inc. - Buyer, a Nevada Corporation with its offices located at 26 Princeville Lane, Las Vegas, Nevada, 89113 or assignee. Oasis International Hotel & Casino, Inc - Seller, a Nevada Corporation with its offices located at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101.

PROPERTY:         Real property,  including all  improvements  located  thereon, located at the Northeast  corner of the  intersection  of I-80 and Nevada state  Highway 233 in the county of Elko,  State of
                  Nevada and commonly known as Oasis,  consisting of 49.96 acres more or less  and more  specifically  described  in the  legal description as attached hereto and labeled as Exhibit "A."
         Unless excluded herein, this sale shall include all fixtures presently attached to the Property: plumbing, heating, air-conditioning and venting fixtures and equipment, water heater, built-in appliances, light fixtures and bulbs, bathroom fixtures, curtains and draperies and rods, window and door screens, storm doors, window blinds, awning, installed television antenna, satellite dishes and systems, wall-to-wall carpets, fences, trees and shrubs, inventory, trade fixtures, permits, and licenses. No items have been specifically excluded from the sale of the Property. Buyer will grant to Seller an easement for free access to Seller's property, the easement to be determined during Buyer's due diligence period and is moveable at the mutual agreement of the parties. Water rights granted by the sale are still to be determined and agreed upon. Water rights shall be determined during Buyer's due diligence and Seller agrees to full disclosure of all information in its possession and control regarding water rights on the property.

         Seller agrees to sell to Buyer and Buyer agrees to buy from Seller the property as set forth above upon the following terms and conditions:

         Deposit: $85,000 in cash to be deposited within 3 days of acceptance hereof, the deposit to be with interest and escrow opened with Stewart Title Company of Elko, Nevada.

         Price: Total purchase price shall be $1,250,000 for the property as described herein above, to which the deposit may be applied, the purchase price to be paid in cash at the time of closing


DEPOSIT: Within 90 calendar days of this agreement, both parties shall deposit with the above designated Escrow Holder, all funds and instruments necessary to complete the sale in accordance with the terms hereof. Escrow fees to be paid by Buyer. A one time 90 day extension of the closing date may be exercised by Buyer not less than 10 days prior to first scheduled closing date. Upon the extension of the closing date beyond the first 90 day period $30,000 of the deposit of Buyer becomes non-refundable, after 30 days of the extension another $30,000 of the deposit shall become non-refundable and after 60 days the remainder of the deposit shall become non-refundable, prior to the times set forth above if Buyer shall decide not to complete the purchase, for any reason, the remaining deposit with interest shall be refunded to Buyer.

CLOSING: This transaction shall be closed on or before 90 days from the date hereof, or thereafter if extended by the terms of this Agreement. Closing shall occur when: (a) Buyer and Seller have signed and delivered to the escrow/title company all documents required by this Contract, by written escrow instructions and by applicable law; and (b) the monies required to be paid under these documents, have been delivered to the escrow/title company in the form of cashier's check, collected or cleared funds. Seller and Buyer shall each pay one-half (1/2) of the escrow Closing fees. Taxes and assessments for the current year, rents, and interest on assumed obligations shall be prorated as set forth in this Section. Unearned deposits on tenancies shall be transferred to Buyer at Closing.Prorations set forth in this Section shall be made as of the date of Closing.

POSSESSION:  Seller shall deliver possession to Buyer upon closing.

BROKER & AGENTS: Seller has contracted with Oldham & Associates, Home Solution and Connie Oldham and is responsible for payment of any commission to them as its broker or agent. Buyer shall be responsible for any commissions to agents or brokers that it has contracted with.

EVIDENCE OF TITLE: (a) Seller has, or shall have at Closing, fee title to the Property and agrees to convey such title to Buyer by general warranty deed, free of financial encumbrances as warranted herein; (b) Seller agrees to pay for and furnish Buyer at Closing with a current standard form owner's policy of title insurance in the amount of the Purchase Price; ( c) the title policy shall conform with Seller's obligations under (a) and (b) above.

SELLER'S DISCLOSURES: Seller will deliver to Buyer the following Seller Disclosures; (a) a commitment for the policy of title insurance to be issued by the title company chosen by Seller, including copies of all documents listed as Exceptions on the Commitment; (b) a copy of all loan documents relating to any loan now existing which will encumber the Property after Closing; and ( c) a copy of all leases affecting the Property not expiring prior to Closing, (d) Seller also agrees to grant access to the engineers with information regarding the water rights on the property and to instruct those engineers to provide information, including copies of any relevant documents requested by Buyer, to Buyer during the period from signing hereof to closing . Seller agrees to pay any title commitment cancellation charges.

GENERAL CONTINGENCIES: Buyer's approval of the content of items referenced in Seller's Disclosures and Buyer's inspection of the Property. Any inspection shall be paid for by Buyer and shall be conducted by an individual/company of Buyer's choice. Seller agrees to fully cooperate with such inspection and a walk-though inspection of the Property as reasonably requested by the Buyer.

         Buyer shall have 30 days after receipt of the content of Seller's Disclosures to determine, if, in Buyer's sole discretion, the content of all Seller Disclosures is acceptable.

         If Buyer does not deliver a written objection to Seller regarding a Seller Disclosure or the Property Inspection within the time provided above, that document or inspection will be deemed approved or waived by Buyer.

         If Buyer objects, Buyer and Seller shall have 21 calendar days after receipt of the objections to resolve Buyer's objections. Seller may, but shall not be required to, resolve Buyer's objections. If Buyer's objections are not resolved within the 21 calendar days, Buyer may void this Contract by providing written notice to Seller within the same 21 calendar days. The Escrow/Title Company, upon receipt of a copy of Buyer's written notice, shall return to Buyer the Deposit without the requirement of any further written authorization from Seller. If this contract is not voided by Buyer, Buyer's objection is deemed to have been waived. However, this waiver does not affect any other matters warranted by Seller.

CHANGES DURING TRANSACTION: Seller agrees that no changes in any existing leases shall be made, no new leases entered into, and no substantial alterations or improvements to the Property shall be made or undertaken without the written consent of the Buyer.

AUTHORITY OF SIGNERS: The persons executing this Contact on behalf of the Buyer and the Seller warrant that each has the authority to do so and to bind the named Buyer and Seller corporations.

COMPLETE CONTRACT: This instrument together with its addenda, any attached exhibits, and Disclosures constitute the entire Contract between the parties and supersedes and replaces any and all prior negotiations, representations, warranties, understandings, term sheets or contracts between the parties. This Contract cannot be changed except by written agreement of the parties.

DISPUTE RESOLUTION: The parties agree that any dispute or claim relating to this Contract, including but not limited to the disposition of the Deposit, the breach or termination of this Contract, or the services related to this transaction, shall first be submitted to mediation in accordance with the Rules of the American Arbitration Association. Disputes shall include representations made by the parties, any broker or other person or entity in connection with the sale, purchase, financing, condition or other aspect of the Property to which this Contract pertains, including without limitation, allegations of concealment, misrepresentation, negligence and/or fraud. Each party agrees to bear its own costs of mediation. Any agreement signed by the parties pursuant to the mediation shall be binding. If mediation fails, the procedures applicable and remedies available under this Contract shall apply. Nothing in this paragraph shall prohibit any party from seeking emergency equitable relief pending mediation. The parties agree that mediation under this paragraph is not mandatory, but is optional upon agreement of all parties.

DEFAULT: If Buyer defaults, Seller may elect to either retain the Deposit as liquidated damages or to return the Deposit and sue Buyer to enforce Seller's rights. If Seller defaults, in addition to the return of the Deposit, Buyer may elect to either accept from Seller as liquidated damages, a sum equal to the Deposit, or to sue Seller for specific performance and/or damages. If Buyer elects to accept the liquidated damages, Seller agrees to pay the liquidated damages to Buyer upon demand. Where a section of this Contract provides a specific remedy, the parties intend that the remedy shall be exclusive regardless of rights which might otherwise be available under common law.

ATTORNEY'S FEES: In any action arising out of this Contract, the prevailing party shall be entitled to costs and reasonable attorney's fees.

APPLICABLE LAW AND VENUE DESIGNATION: The parties agree that the Law of the State of Nevada shall apply to any issue arising under this Agreement and the parties further agree and stipulate that the Courts located in the County of Elko, Nevada have jurisdiction to hear and rule upon any dispute arising under this Agreement.

ABROGATION: Except for express warranties made in this Contract, the provisions of this Contract shall not apply after Closing.

RISK OF LOSS: All risk of loss or damage to the Property shall be borne by Seller until Closing.

ADDITIONAL PROPERTY OPTION: Buyer is granted the right to purchase an additional 15 acres of real property contiguous to the property described in Exhibit "A" hereto for a period of 12 months from the acceptance hereof at a price of $25,000 per acre, to be paid in either cash or to be financed by the Seller at 8% per annum, monthly payments of principal and interest amortized over a 15 year period with the balance due in a balloon payment five years from the exercise of the option.
         At the closing of this transaction additional Options to Purchase Real Estate, as set forth in detail in Exhibit "B" and Exhibit "C" as attached hereto, shall be granted and delivered to Buyer hereunder.

TIME IS OF THE ESSENCE: Time is of the essence regarding the dates set forth in this transaction. Extensions must be agreed to in writing and by all parties. Performance under each section and paragraph of this Contract which references a date shall be required absolutely by 5:00 p.m. Pacific Time on the stated date.

ZONING: The parties agree to cooperate in the zoning of any of the property, including the development of a master plan for the area in support of any application by either party for zoning change applications.

HEADINGS AND CAPTIONS: The headings or captions of paragraphs are included solely for convenience. If a conflict exists between any heading or caption and the text of this Agreement, the text shall control.

SEVERABILITY: If any of the terms or provisions of this Agreement are determined to be invalid, such invalid term or provision shall not affect or impair the remainder of this Agreement, but such remainder shall continue in full force and effect to the same extent as though the invalid term or provision were not contained herein.

EXECUTION IN COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which may be executed by one of the parties, with the same force and effect as though all of the parties executing such counterparts have executed but one instrument.

FACSIMILE (FAX) DOCUMENTS: Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original.

SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns.

ACCEPTANCE: Acceptance occurs when Seller or Buyer, responding to any offer or counteroffer, (if any) (a) signs the offer or counter where noted to indicate acceptance; and (b) communicates to the other party or the other party's agent that the offer or counteroffer has been signed as required.

BUYER'S SIGNATURE:           /s/ Marvin G. Lipschultz
                             ------------------------------
                      By:    Marvin G. Lipschultz, President      May 9, 1997
                               Print name and Title                   Date

SELLER'S SIGNATURE:         /s/ Richard D. Surber
                          -------------------------------
                      By:  Richard D. Surber, President           May 9, 1997
                                Print name and Title                   Date

                                   EXHIBIT "A"

                            REAL PROPERTY DESCRIPTION

         Real property located in the County of Elko, State of Nevada, described as follows:

TRACT ONE:

          A parcel of land located in Sections 2 and 3, T 36 N, R 66 E, MDB & M, Elko County, Nevada, more particularly described as follows:

          Beginning at the South 1/4 corner of said Section 2, a point begin corner no. 1, the true point of beginning.

          Thence N 88 56'46" W, 624.62 feet along the South line of said Section 2, to corner no. 2, a point being on the Northeasterly Right of Way of Interstate Route 80,

          thence N 49 01'38" W, 957.24 feet along the said Northeasterly Right of Way of Interstate Route 80 to corner no. 3, a point being on the East line of the SW1/4 of the SW1/4 of said Section 2,

          thence N 02 47'03" W, 661.90 feet along the said East line the SW1/4 of the SW1/4 of Section 2 to corner no. 4, a point being the Northeast corner of the said SW1/4 of the SW1/4 of Section 2,

          thence N 89 26'47" W, 1041.89 feet along the North line of the said SW1/4 of the SW1/4 of Section 2 to corner no. 5, a point on the said Northeasterly Right of Way of Interstate Route 80,

          thence from a tangent bearing N 45 17'44" W on a curve to the right with a radius 4018.00 feet through a central angle of 02 50'36" for an arc length of 199.39 feet along the said Northeasterly Right of Way of Interstate Route 80 to corner no.6, thence N 42 27'08" W, 233.99 feet along the said Northeasterly Right of Way of Interstate Route 80 to corner no. 7, a point also being on the West line of said Section 2,

          thence N 02 59'54" W, 118.81 feet along the said West line of Section 2 to corner no. 8,

          thence N 38 15'31" W, 268.12 feet to corner no. 9, a point also being on the Southeasterly Right of Way of Nevada State Route 233, thence N 44 03'49" E, 624.37 feet along the said Southeasterly Right of Way of Nevada State Route 233 to corner no. 10, thence S 49 01'38" E, 3675.82 feet to corner no. 11, a point also being on the South line of said Section 2,

          thence N 88 58'42" W, 320.00 feet along the said South line of Section 2, to corner no. 1, the point of beginning, containing 43.50 acres more or less.

TRACT TWO:

          TOWNSHIP 36 NORTH, RANGE 66 EAST, MDB&M

          Section 2: SW1/4SW1/4

          EXCEPTING THEREFROM that portion of said land conveyed to the STATE OF NEVADA by deed recorded July 18, 1950, in Book 58, Page 287, Deed Records, Elko County, Nevada.

          FURTHER EXCEPTING THEREFROM that portion of said land condemned to the STATE OF NEVADA described in the Final Order of Condemnation recorded December 13, 1973, in Book 188, Page 495, Official Records, Elko County, Nevada.

                                   EXHIBIT "B"

                         OPTION TO PURCHASE REAL ESTATE

         Contingent upon the closing of the real estate purchase set forth in the Real Estate Purchase Agreement executed May 9, 1997 between Cimarron Enterprises, Inc. and Oasis International Hotel & Casino, Inc., Oasis International Corporation, a Nevada Corporation with office located at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 (hereinafter referred to as "Optionor") grants to Cimarron Enterprises, Inc. a Nevada Corporation with offices located at 26 Princeville Lane, Las Vegas, Nevada 89113 (hereinafter referred to as "Optionee") an option to purchase real property situated in Oasis, County of Elko, State of Nevada in an amount not to exceed 50 acres located on the Northwest corner of I-80 and Nevada State Highway 233, the exact boundaries of which are to be mutually agreed upon by the Optionor and Optionee for a PURCHASE PRICE of $1,250,000 (One million two hundred fifty thousand and no/100 dollars) until January 10, 1999, with six (6) one month extensions thereafter available upon payment of $6,000 for each month prior to the expiration of the preceding option period, any such payment for extensions shall be credited to the final purchase price only upon closing and subject to the following terms and conditions:

ENCUMBRANCES: In addition to any disclosures referred to above, Optionee shall take title to the property subject to: 1) Real Estate Taxes not yet due and 2) Covenants, conditions, restrictions, reservations, rights, rights of way and easements of record, if any, which do not materially affect the value or intended use of the property. The amount of any bond or assessment which is a lien shall be paid at the time the option is exercised.

EXAMINATION OF TITLE: Twenty-one (21) days from date of exercise hereof are allowed the Optionee to examine the title to the property and to report in writing any valid objections thereto. Any exceptions to the title, which would be disclosed by examination of the records, shall be deemed to have been accepted unless reported in writing within said twenty-one (21) days. If Optionee objects to any exceptions to the title, Optionor shall use all due diligence to remove such exceptions at his own expense within 60 days and the option payment shall be returned to Optionee, unless he elects to purchase the property subject to such exceptions.

EVIDENCE OF TITLE: shall be in the form of a policy of title insurance.

CLOSE OF ESCROW: Within 90 days from exercise of the option, or upon removal of any exceptions to the title by the Optionor, as provided above, whichever is later, both parties shall deposit with an authorized escrow holder, to be selected by the Optionee, all funds and instruments necessary to complete the sale in accordance with the terms and conditions hereof.

POSSESSION: Possession shall be delivered to Optionee at the time of Close of Escrow.

PRORATIONS: rents, taxes, premiums on insurance acceptable to Optionee, interest and other expenses of the property to be prorated as of Close of Escrow.
Security deposits, advance rentals or consideration involving future lease credits shall be credited to Optionee.

MAINTENANCE: Until possession is delivered Optionor agrees to maintain the property and maintain it in its normal and customary condition. NOTICE: By acceptance hereof, Optionor warrants that he has no notice of violations relating to the property from City, County, State or Federal agencies.

TIME: Time is of the essence of this agreement.

EXPIRATION OF OPTION: If not exercised or extended pursuant to the terms hereof, this option shall expire on January 10, 1999 and Optionor shall be released from all obligations hereunder and all of Optionee's rights hereunder, legal or equitable, shall cease and the consideration hereinabove receipted for by Optionor shall be retained by Optionor.

EXERCISE OF OPTION: The option shall be exercised by mailing or delivering written notice to the Optionor, at the above stated address, prior to the expiration of this option and by an additional payment, on account of the purchase price, in the amount of $25,000 (Twenty-five thousand and no/100 dollars) and in the event the option is exercised, Optionee agrees to pay Optionor the additional sum of $1,225,000 (One million two hundred twenty-five thousand and no/100 dollars) as the balance of the option price.

ADDITIONAL OPTION: Upon exercise of the option granted hereinabove, Optionor will grant to Optionee the right to purchase any portion of the remaining land held by Optionor in Sections 2 or 3, T 36 N, R 66 E, MDB & M, located in Elko County, Nevada at the option price of $25,000 (twenty-five thousand and no/100 dollars) per acre for a period through December 31, 1999. Extensions of this additional option shall be granted upon payment of $50,000 (Fifty thousand and no/100 dollars) for each year (December 2000 and December 2001) at least fifteen
(15) days prior to the expiration of the existing option period. Payments for any extensions shall be credited to the purchase price when the option is exercised. The option price on this additional property during the extension periods shall be as follows:

         January 1, 2000 through December 31, 2000, the greater of:

          $26,250 per acre or

          $26,250 per acre plus an amount equal to one-half of the difference between the appraised value and $26,250 per acre.

          January 1, 2001 through December 31, 2001, the greater of:

          $27,550 per acre or

          $27,550 per acre plus an amount equal to one-half of the difference between the appraised value and $27,550 per acre.

CIMARRON ENTERPRISES, INC. "OPTIONEE"

Marvin G. Lipschultz
-----------------------
By:Marvin G. Lipschultz, President                              May 9, 1997
Print name and title:                                              Date

OASIS INTERNATIONAL CORPORATION "OPTIONOR"

Richard D. Surber
----------------------
By: Richard D. Surber, President                                May 9, 1997
Print name and title:                                              Date

                                  EXHIBIT "B"

                                   EXHIBIT "C"

           OPTION TO PURCHASE REAL ESTATE FOR GOLF COURSE DEVELOPMENT

         Contingent upon the closing of the real estate purchase set forth in the Real Estate Purchase Agreement executed May 9, 1997 between Cimarron Enterprises, Inc. and Oasis International Hotel & Casino, Inc., Oasis International Corporation, a Nevada Corporation with office located at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 (hereinafter referred to as "Optionor") grants to Cimarron Enterprises, Inc. a Nevada Corporation with offices located at 26 Princeville Lane, Las Vegas, Nevada 89113 (hereinafter referred to as "Optionee") an option to purchase real property situated in Oasis, County of Elko, State of Nevada in an amount not to exceed 160 acres located on the Southwest corner of I-80 and Nevada State Highway 233, the exact boundaries of which are to be mutually agreed upon by the Optionor and Optionee for a PURCHASE PRICE of $10,000 (Ten thousand and no/100 dollars) per acre until December 31, 1999 and subject to the following terms and conditions:

ENCUMBRANCES: In addition to any disclosures referred to above, Optionee shall take title to the property subject to: 1) Real Estate Taxes not yet due and 2) Covenants, conditions, restrictions, reservations, rights, rights of way and easements of record, if any, which do not materially affect the value or intended use of the property. The amount of any bond or assessment which is a lien shall be paid at the time the option is exercised.

EXAMINATION OF TITLE: Twenty-one (21) days from date of exercise hereof are allowed the Optionee to examine the title to the property and to report in writing any valid objections thereto. Any exceptions to the title, which would be disclosed by examination of the records, shall be deemed to have been accepted unless reported in writing within said twenty-one (21) days. If Optionee objects to any exceptions to the title, Optionor shall use all due diligence to remove such exceptions at his own expense within 60 days and the option payment shall be returned to Optionee, unless he elects to purchase the property subject to such exceptions.

EVIDENCE OF TITLE: shall be in the form of a policy of title insurance.

CLOSE OF ESCROW: Within 90 days from exercise of the option, or upon removal of any exceptions to the title by the Optionor, as provided above, whichever is later, both parties shall deposit with an authorized escrow holder, to be selected by the Optionee, all funds and instruments necessary to complete the sale in accordance with the terms and conditions hereof.

POSSESSION: Possession shall be delivered to Optionee at the time of Close of Escrow.

PRORATIONS: rents, taxes, premiums on insurance acceptable to Optionee, interest and other expenses of the property to be prorated as of Close of Escrow.
Security deposits, advance rentals or consideration involving future lease credits shall be credited to Optionee.

MAINTENANCE: Until possession is delivered Optionor agrees to maintain the property and maintain it in its normal and customary condition.

NOTICE: By acceptance hereof, Optionor warrants that he has no notice of violations relating to the property from City, County, State or Federal agencies.

TIME: Time is of the essence of this agreement.

EXPIRATION OF OPTION: If not exercised, this option shall expire on December 31, 1999 and Optionor shall be released from all obligations hereunder and all of Optionee's rights hereunder, legal or equitable, shall cease and the consideration hereinabove receipted for by Optionor shall be retained by Optionor.

EXERCISE OF OPTION: The option shall be exercised by mailing or delivering written notice to the Optionor, at the above stated address, prior to the expiration of this option and by an additional payment, on account of the purchase price, in the amount of $25,000 (Twenty-five thousand and no/100 dollars) and in the event the option is exercised, Optionee agrees to pay Optionor the additional sum of $10,000 (Ten thousand and no/100 dollars) per acre on the portion of the property on which the option is exercised as the balance of the option price.

COVENANT ON USE OF PROPERTY: Any property obtained by Optionee under the terms and conditions of this Option to Purchase Real Estate shall be used only and exclusively for the development of a golf course and supportive uses to the golf course and for no other purpose for a period of twenty years from the date of exercise hereof. If the property should be used for any other use or development this covenant may be released by Optionor upon payment of $15,000 (Fifteen thousand and no/100 dollars) per acre for each acre, or portion thereof, to be released from this exclusive use covenant.

CIMARRON ENTERPRISES, INC. "OPTIONEE"

/s/ Marvin G. Lipschultz
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By: Marvin G. Lipschultz, President                         May 9, 1997
Print name and title:                                         Date

OASIS INTERNATIONAL CORPORATION "OPTIONOR"

/s/ Richard D. Surber
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By:  Richard D. Surber                                       May 9, 1997
Print name and title:                                           Date